Exhibit 99.1

Contact:	Chaka Patterson	FOR IMMEDIATE RELEASE
Investor Relations
312-394-7234

Jennifer Medley
Corporate Communications
312-394-7189

Exelon Announces Third Quarter Results;

Reaffirms Full Year 2007 Operating Earnings Guidance and

Raises Full Year GAAP Earnings Guidance

CHICAGO (October 26, 2007) – Exelon Corporation’s (Exelon) third quarter 2007 consolidated earnings prepared in accordance with GAAP were $780 million, or $1.15 per diluted share, compared with a loss of $44 million, or $0.07 per share, in the third quarter of 2006.

Exelon’s adjusted (non-GAAP) operating earnings for the third quarter of 2007 were $823 million, or $1.21 per diluted share, compared with $690 million, or $1.02 per diluted share, for the same period in 2006. The increase in adjusted (non-GAAP) operating earnings per share was primarily due to higher margins on energy sales at Exelon Generation Company, LLC (Generation), previously authorized transmission and delivery service revenue increases for Commonwealth Edison Company (ComEd), higher nuclear output reflecting fewer refueling outage days, and the effects of warmer weather conditions as compared with last year in the ComEd service territory. These positive factors were partially offset by significantly lower net income at ComEd primarily due to the end of its nearly ten-year regulatory transition period and associated transition revenues, higher operating and maintenance expense, and increased depreciation and amortization primarily related to the scheduled higher competitive transition charge (CTC) amortization at PECO Energy Company (PECO).

“Our people delivered a very fine third quarter,” said John W. Rowe, Exelon chairman and CEO. “Our nuclear fleet drove improved generation margins. And ComEd and PECO performed admirably in the face of unusually warm late summer weather and severe storms. In view of our financial results thus far, we are very confident in our full year operating earnings guidance range of $4.15 to $4.30 per share.”

Adjusted (non-GAAP) operating earnings for the third quarter of 2007 do not include the following items that are included in reported GAAP earnings (all after tax):

•	A charge of $80 million, or $0.12 per diluted share, for the costs associated with the Illinois electric rate settlement, including ComEd’s previously announced customer rate relief programs.

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Earnings of $17 million, or $0.03 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.

•	Income of $18 million, or $0.03 per diluted share, resulting from decreases in decommissioning obligations primarily related to the AmerGen Energy Company, LLC (AmerGen) nuclear plants.

Adjusted (non-GAAP) operating earnings for the third quarter of 2006 did not include the following items that were included in reported GAAP earnings (all after tax):

•	A charge of $776 million, or $1.15 per diluted share, related to the impairment of ComEd’s goodwill.

•	Mark-to-market gains of $58 million, or $0.08 per diluted share, primarily from Generation’s economic hedging activities.

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A one-time benefit of $52 million, or $0.08 per diluted share, approved by the Illinois Commerce Commission’s (ICC) July 26, 2006 rate order to recover previously incurred losses on the extinguishment of debt as part of ComEd’s 2004 Accelerated Liability Management Plan.

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Expenses of $42 million, or $0.06 per diluted share, related to certain integration costs associated with the terminated merger with Public Service Enterprise Group Incorporated (PSEG). These expenses include approximately $35 million for the write-off of previously capitalized merger-related costs.

•	Severance charges of $14 million, or $0.02 per diluted share.

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A net loss of $13 million, or $0.02 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.

2007 Earnings Outlook

Exelon affirmed its adjusted (non-GAAP) operating earnings guidance range for 2007 of $4.15 to $4.30 per share. The following table indicates guidance ranges by operating company contribution to 2007 adjusted (non-GAAP) operating earnings per Exelon share, excluding Exelon holding company.

Generation:	$3.45 to $3.55
ComEd:	$0.20 to $0.25
PECO:	$0.65 to $0.70

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The outlook for 2007 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	mark-to-market adjustments from economic hedging activities

•	significant impairments of intangible assets, including goodwill

•	significant changes in decommissioning obligation estimates

•	investments in synthetic fuel-producing facilities

•	costs associated with the Illinois electric rate settlement, including ComEd’s previously announced customer rate relief programs

•	gains or losses on the State Line Energy, L.L.C. (State Line) and Tenaska Georgia Partners, LP transactions

•	other unusual items

•	significant future changes to GAAP

Giving consideration to these factors, Exelon estimates GAAP earnings in 2007 will fall in the range of $3.90 to $4.20 per share, up from $3.70 to $4.00 per share previously. Both Exelon’s operating earnings and GAAP earnings guidance are based on the assumption of normal weather.

Third Quarter and Recent Highlights

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Illinois Settlement Legislation on Electric Rates and Policy: On July 24, 2007, following extensive discussions with legislative leaders in Illinois, ComEd, Generation, and other utilities and generators in Illinois reached an oral agreement (the Settlement) with various representatives from the State of Illinois concluding discussions of measures to address concerns about higher electric bills without rate freeze, generation tax or other legislation that Exelon believes would be harmful to electricity consumers, electric utilities and generators, and the State of Illinois. Legislation reflecting the Settlement (Settlement Legislation) was passed by the Illinois legislature on July 26, 2007 and was signed into law on August 28, 2007 by the Governor of Illinois. The Settlement Legislation preserves the competitive electric market in Illinois while providing a multi-year, $1 billion rate relief package for Illinois residential electricity consumers and certain small business customers and a range of related electric industry policy changes, including the creation of the Illinois Power Agency (IPA) and an alternative method of purchasing power for consumers.

Exelon has committed to contributing approximately $800 million to rate relief programs over four years, including partial funding for the IPA, in addition to approximately $11 million of rate relief credits provided by ComEd prior to June 14, 2007 under rate relief programs previously announced. ComEd will continue to provide its $64 million rate relief package announced on April 23, 2007. Generation will contribute a total of up to $747 million, of which $435 million will be available to reimburse ComEd for rate relief programs for its customers, $307.5 million will be for rate relief programs for customers of other Illinois utilities, and $4.5 million will be for funding operations of the IPA. Of the $800 million to be contributed to rate relief by Generation and ComEd, it is estimated that $459 million, $222 million, $105 million and $14 million will be provided to Illinois customers for electricity consumed in 2007, 2008, 2009 and 2010, respectively. In September, ComEd began issuing rate relief credits in its customers’ bills.

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To fulfill a requirement of the Settlement Legislation, ComEd and Generation entered into a five-year financial swap contract, the effect of which will cause ComEd to pay fixed prices and cause Generation to pay a market price for a portion of ComEd’s load. The financial terms cover energy costs only, not capacity or ancillary services. The contract is designed to dovetail with ComEd’s remaining auction contracts for energy, increasing in volume as the contracts expire. The contract volumes will be 1,000 MW for the period from June 2008 through May 2009, 2,000 MW for the period from June 2009 through May 2010, and 3,000 MW in each of the periods June 2010 through May 2011, June 2011 through May 2012, and June 2012 through May 2013. This arrangement is deemed prudent and ComEd will receive full cost recovery in rates. The contract became effective upon enactment of the Settlement Legislation.

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Value Return: On August 31, 2007, Exelon’s board of directors approved a share repurchase program for up to $1.25 billion of its outstanding common stock, consistent with Exelon’s value return policy, under which the Company uses share repurchases from time to time to return cash to shareholders after funding maintenance capital and other commitments and in the absence of higher value-added growth opportunities. On September 4, 2007, Exelon entered into agreements with two investment banks to repurchase a total of $1.25 billion of Exelon’s common shares under an accelerated share repurchase (ASR) arrangement. The ASR arrangement included a pricing collar, which established a minimum and maximum number of shares to be repurchased. On September 20 and 21, 2007, Exelon received the minimum number of shares, as determined by the ASR arrangement, which amounted to 15.1 million shares at a cost of $1.17 billion. Upon purchase of those shares from the investment banks, Exelon recorded them immediately as treasury shares. The balance of the ASR arrangement will be settled in the first quarter of 2008, at which time Exelon may receive additional shares.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG Nuclear LLC, produced 36,356 GWhs in the third quarter of 2007, compared with 35,867 GWhs in the third quarter of 2006. The Exelon-operated nuclear plants achieved a 97.0 percent capacity factor for the third quarter of 2007 compared with 95.8 percent for the third quarter of 2006. The Exelon-operated nuclear plants began two scheduled refueling outages late in the third quarter of 2007 (9 days), compared with beginning two refueling outages in the third quarter of 2006 (35 days). Partially offsetting the increased generation due to the lower number of refueling outage days was a higher number of non-refueling outage days, 13 days in the third quarter of 2007 versus 4 days in 2006.

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Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 91.6 percent in the third quarter of 2007, compared with 92.8 percent in the third quarter of 2006. The equivalent availability factor for the hydro facilities was 90.2 percent in the third quarter of 2007, compared with 88.9 percent in the third quarter of 2006, primarily due to a planned maintenance outage at the Muddy Run Pumped Storage Facility in 2006. Despite the higher hydro fleet equivalent availability factor in 2007, lower river flow actually resulted in lower generation during 2007 compared to 2006.

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Reliability Pricing Model (RPM) Auction: In December 2006, the Federal Energy Regulatory Commission (FERC) approved a new RPM capacity market for PJM. RPM is designed to procure capacity on a three-year forward basis and compensate those capacity resources based on the locational need for that capacity. Earlier this month, PJM conducted the last of three auctions to be held in 2007 under this new market design. The first auction was held in April to procure

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capacity for the period June 2007 through May 2008, and the second was conducted in July to procure capacity for the period June 2008 through May 2009. Exelon’s generation located within the PJM footprint was bid into the auctions. The payments based on the locational clearing prices that will be received as a result of the auctions may be offset by forward sales and bilateral contracts made against Generation’s generating portfolio prior to the auctions. The results of the most recent RPM auction, for capacity during the June 1, 2009 to May 31, 2010 time period, and of the previous auctions are as follows:

($ per MW-day)	June 2007 – May 2008	June 2008 – May 2009	June 2009 – May 2010
Eastern Mid-Atlantic Area Council (MAAC)	$197.67	$148.80	$191.32
Southwest MAAC	$188.54	$210.11	$237.33
MAAC + APS	N/A	N/A	$191.32
Rest of Market	$40.80	$111.92	$102.04

The last of these transitional auctions will occur in January 2008 for the period June 2010 to May 2011. Subsequent auctions will take place 36 months ahead of the scheduled delivery year.

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State Line Power Purchase Agreement (PPA): On October 15, 2007, Generation entered into an agreement with State Line, an indirect wholly owned subsidiary of Dominion Resources Inc., to terminate the PPA dated as of April 17, 1996 between State Line and Generation relating to the State Line coal-fired generating facility in Hammond, Indiana. Under the PPA, Generation controls 515 MW of electric energy and capacity from the State Line facility. The termination agreement, which FERC approved on October 18, 2007, is subject to a number of conditions. If the agreement becomes effective, State Line will pay Generation approximately $233 million, and Generation will recognize income of approximately $130 million (after tax) in the fourth quarter of 2007, for termination of the PPA, the purchase of coal inventories on hand and in transit and other assets. A negative net income impact to Generation of approximately $0.05 per share each year is expected beginning in 2008 through the end of the original contract term in 2012. The PPA is a non-strategic asset in Generation’s portfolio, and termination will provide immediate positive cash flow in 2007.

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ComEd Distribution Rate Case: On October 17, 2007, ComEd filed a proposal with the ICC seeking approval to increase its delivery service rates by $361.3 million (or approximately $358.9 million adjusted for normal weather) to reflect ComEd’s continued substantial investment in its delivery system. The rate case filing is based on a 2006 test year. If approved by the ICC, the total increase would raise the average ComEd residential customer bill about 7.7 percent. The ICC proceedings will take place over a period of up to eleven months.

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ComEd Transmission Rate Case: On March 1, 2007, ComEd filed a request with FERC, seeking approval to increase its annual revenue requirement for transmission services by $146 million and to implement a formula-based transmission rate. On June 5, 2007, FERC conditionally allowed ComEd to implement its formula-based transmission rate and associated rate adjustment, effective May 1, 2007 subject to refund, and provided for further hearing and settlement discussions. The new rate increased the annual revenue requirement by $116 million and raised the average residential customer bill by approximately 1 percent.

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On October 5, 2007, ComEd made a filing with the FERC seeking approval of a settlement agreement reached among ComEd, the FERC Trial Staff and the active interveners in the proceeding. The settlement agreement is a comprehensive resolution of all issues in the proceeding, other than ComEd’s pending request for rehearing at FERC on incentive returns on investments for two transmission projects. The formula-based rate will be updated annually to assure that customers pay the actual costs of transmission services for each year. The agreement provides for a base return on equity on transmission rate base of 11.0 percent plus an adder of 0.50 percent in recognition of ComEd’s participation in a regional transmission organization, a cap of 58 percent on the equity component of ComEd’s capital structure (declining to 55 percent by 2011), and a debt-only return of 6.51 percent on ComEd’s pension asset. The agreement would result in an initial increase in the annual revenue requirement of $93 million, or a $24 million reduction from the revenue requirement conditionally approved by the FERC in its June 2007 order, effective as of May 1, 2007. The reduction in the revenue requirement would be implemented following FERC approval of the settlement agreement. The timing of a FERC ruling is uncertain. Customer refunds will be required upon FERC approval, but are not expected to impact ComEd’s net income due to previously recorded reserves for refunds.

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ComEd Competitive Filing: On October 11, 2007, the ICC approved ComEd’s request that the ICC declare all of its approximately 18,000 medium-sized nonresidential customers with peak demand between 100 to 400 kW competitive. The request was part of the recent Settlement Legislation. More than 50% of these customers already have chosen alternative energy suppliers. All of ComEd’s large commercial customers with peak demand of 400 kW or more were declared competitive in August with the passage of the Settlement Legislation. More than 85 percent of customers in this group already are choosing alternative suppliers. ComEd’s provider of last resort (POLR) obligation, after a transition period, will consist only of those customers with demand of less than 100 kW.

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Pennsylvania Energy Independence Plan and Legislative Update: A special session of the Pennsylvania General Assembly was convened on September 17, 2007 to consider, among other things, elements of energy legislation previously proposed by Pennsylvania’s Governor. The proposed legislation includes such measures as a phase-in of increased generation rates after expiration of rate caps, installation of metering technology to provide time-of-use rates to retail customers, permission for distribution companies to enter into long-term contracts with large industrial customers, and creation of a fee on electric consumption that would help fund an $850 million Energy Independence Fund designed to spur biofuels development and promote energy efficiency and renewable energy initiatives. The Governor’s proposed legislation also includes a requirement for default suppliers such as PECO to procure electricity for their default-service customers after the end of their electric restructuring period (post-2010 for PECO) through a least-cost portfolio approach, with preferences for conservation and renewable power, and permits distribution companies to enter into long-term procurement contracts to enable construction of new generation. As of October 26, 2007, none of these measures has been enacted. PECO supports the development of a legislative package to help customers manage rising energy prices and increase the use of environmentally friendly alternative fuel sources to meet Pennsylvania’s growing energy needs. Other measures suggested by elected officials in Pennsylvania have included an extension of Pennsylvania’s rate cap period and a generation tax.

•	Credit Rating Actions: On August 29, 2007, all three rating agencies announced rating actions after the Illinois Governor signed the Settlement Legislation:

•	Fitch Ratings removed ComEd’s ratings from Ratings Watch Positive and upgraded ComEd’s senior unsecured debt ratings to “BBB-” from “BB+”. ComEd’s outlook is stable.

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Moody’s Investors Service (Moody’s) removed ComEd’s ratings from Review for Possible Downgrade and affirmed its ratings. ComEd’s outlook is stable. Moody’s also placed Exelon’s and Generation’s ratings under Review for Possible Upgrade.

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Standard and Poor’s Corporation (S&P) removed Exelon’s and its subsidiaries’ ratings from CreditWatch with Negative Implications and affirmed their ratings. ComEd’s rating outlook is positive, while Exelon’s, Generation’s and PECO’s outlooks are stable.

On September 6, 2007, S&P upgraded ComEd’s and PECO’s senior secured debt ratings following a revision of its rating methodology for senior secured debt. ComEd’s senior secured debt rating was upgraded to “BBB” from “BBB-”, and PECO’s senior secured debt rating was upgraded to “A” from “A-”.

On September 21, 2007, Moody’s removed Exelon’s and Generation’s ratings from Review for Possible Upgrade. Exelon’s issuer and senior unsecured debt ratings were upgraded to “Baa1” from “Baa2”, and Generation’s issuer and senior unsecured debt ratings were upgraded to “A3” from “Baa1”. The rating actions reflect the anticipated strong future financial credit metrics at Exelon and Generation driven by robust cash flows expected at Generation. Exelon’s and Generation’s outlooks are stable.

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Financing Activities: On September 10, 2007, ComEd issued $425 million of 6.15 percent First Mortgage Bonds due 2017. The proceeds of the bonds were used to repay borrowings made by ComEd under its revolving credit facility. On October 3, 2007, ComEd entered into an unsecured revolving credit facility of $1 billion, which replaced an existing secured facility. The new credit facility has an initial term expiring on February 16, 2011. Under the credit facility, ComEd may request up to two one-year extensions of that term. ComEd may also request increases in the aggregate bank commitments up to an additional $500 million.

On September 24, 2007, Exelon, Generation and PECO received consent from nearly all of their lenders to extend the term of their credit agreements by one year. The extension took effect on October 26, 2007 and extended the termination date of the credit agreements to October 26, 2012.

On September 28, 2007, Generation issued $700 million of 6.20 percent Senior Notes due 2017. The proceeds were used to refinance commercial paper and for general corporate purposes.

OPERATING COMPANY RESULTS

Exelon Generation consists of Exelon’s electric generation operations, power marketing and trading functions, and competitive retail sales.

Third quarter 2007 net income was $548 million compared with $394 million in the third quarter of 2006. Third quarter 2007 net income included (all after tax) a charge of $77 million for the costs associated with the Illinois electric rate settlement, income of $18 million resulting from decreases in decommissioning obligations primarily related to the AmerGen nuclear plants and a charge of $1 million

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related to Generation’s prior investment in Sithe, which is reflected as discontinued operations. Third quarter 2006 net income included (all after tax) mark-to-market gains of $56 million from economic hedging activities, severance charges of $6 million, certain integration costs of $2 million associated with the terminated merger with PSEG and income of $1 million related to Generation’s prior investment in Sithe, which is reflected as discontinued operations. Excluding the impact of these items, Generation’s net income in the third quarter of 2007 increased $263 million compared with the same quarter last year, primarily due to higher revenue, net of purchased power and fuel expense, more than offsetting inflationary cost pressures.

Generation’s revenue, net of purchased power and fuel expense, increased by $413 million in the third quarter of 2007 compared with the third quarter of 2006 excluding the mark-to-market impacts and costs associated with the Illinois electric rate settlement. The increase in revenue, net of purchased power and fuel expense, was driven by higher average margins primarily due to the end of the below-market price PPA with ComEd at year-end 2006, the contractual increase in the prices associated with Generation’s PPA with PECO, and higher nuclear output reflecting fewer refueling outage days. Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $32.60 per MWh in the third quarter of 2007 compared with $22.09 per MWh in the third quarter of 2006. Generation’s operating and maintenance expenses increased slightly as inflationary and cost pressures were partially offset by lower nuclear refueling outage costs.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $65 million in the third quarter of 2007, compared with a net loss of $506 million in the third quarter of 2006. Third quarter 2007 net income included (both after tax) a charge of $3 million for the costs associated with the Illinois electric rate settlement, including ComEd’s previously announced customer rate relief programs, and mark-to-market gains of $1 million. The third quarter 2006 net loss included (all after tax) a non-cash charge of $776 million related to the impairment of ComEd’s goodwill, a one-time benefit of $52 million approved by the ICC’s July 26, 2006 rate order to recover previously incurred losses on the extinguishment of debt as part of ComEd’s 2004 Accelerated Liability Management Plan, severance charges of $5 million, mark-to-market gains of $1 million and certain integration costs of $1 million associated with the terminated merger with PSEG. Excluding the impact of these items, ComEd’s net income in the third quarter of 2007 decreased $156 million compared with the same quarter last year, primarily due to the end of its regulatory transition period and associated transition revenues, the end of its below-market price PPA with Generation in 2006 and higher operating and maintenance expense partially due to increased incremental storm costs. These items were partially offset by the effects of warmer weather, the FERC-approved transmission rate increase, and an ICC-authorized increase in delivery service rates.

In the ComEd service territory in the third quarter of 2007, cooling degree-days were up 5 percent relative to the same period in 2006 and were 24 percent above normal. ComEd’s total retail kWh deliveries increased 2 percent in 2007 as compared with 2006, with a 4 percent increase in deliveries to the residential customer class, largely due to warmer weather. ComEd’s third quarter 2007 revenues were $1,758 million, down 4 percent from $1,840 million in 2006 primarily due to customers switching to alternative electric generation suppliers. For ComEd, weather had a favorable after-tax impact of $4 million on third quarter 2007 earnings relative to 2006 and had a favorable after-tax impact of $13 million relative to normal weather, which was incorporated in earnings guidance.

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The number of customers being served in the ComEd region increased by 1.2 percent since the third quarter of 2006, and weather-normalized kWh retail deliveries increased by 1.7 percent compared with the third quarter of 2006.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the third quarter of 2007 was $168 million, an increase from net income of $134 million in the third quarter of 2006. Third quarter 2006 net income included (all after tax) severance charges of $3 million, and certain integration costs of $3 million associated with the terminated merger with PSEG. Excluding the impact of these items, PECO’s net income in the third quarter of 2007 increased $28 million compared with the same quarter last year, primarily due to higher revenues net of purchased power and fuel expense and lower storm costs, partially offset by higher CTC amortization. The increase in CTC amortization expense is in accordance with PECO’s 1998 restructuring settlement with the Pennsylvania Public Utility Commission. Additionally, PECO recognized $22 million of income (after tax) as a result of a determination that a portion of the liability related to previously contested tax assessments under the Pennsylvania Public Utility Realty Tax Act was no longer necessary.

In the PECO service territory in the third quarter of 2007, cooling degree-days were up 4 percent from 2006 and were 12 percent above normal. PECO’s total electric retail kWh deliveries increased 2 percent, with residential deliveries up 3 percent. Total gas retail deliveries were up 11 percent from the 2006 period. PECO’s third quarter 2007 revenues were $1,459 million, up from $1,379 million in 2006, primarily due to the effects of an authorized electric generation rate increase under the 1998 restructuring settlement and increased electric volumes due to increased usage across all customer classes. For PECO, weather had no impact on third quarter 2007 earnings relative to 2006 and a favorable after-tax impact of $6 million relative to normal weather, which was incorporated in earnings guidance.

The number of electric customers being served in the PECO region increased by 0.2 percent since the third quarter of 2006, with weather-normalized kWh growth of 2.5 percent compared with the third quarter of 2006.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and mark-to-market adjustments from economic hedging activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliations of GAAP to adjusted (non-GAAP) operating earnings for historical periods are attached. Additional earnings release attachments, which include the reconciliations on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on October 26, 2007.

Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on October 26, 2007. The call-in number in the U.S. is 800-690-3108, and the international call-in number is 973-935-8753. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)

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Telephone replays will be available until November 9. The U.S. call-in number for replays is 877-519-4471, and the international call-in number is 973-341-3080. The confirmation code is 9302966.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2007 Quarterly Report on Form 10-Q (to be filed on October 26, 2007) in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and more than $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to more than 480,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended September 30, 2007 and 2006	1

Consolidating Statements of Operations - Nine Months Ended September 30, 2007 and 2006	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Nine Months Ended September 30, 2007 and 2006	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Nine Months Ended September 30, 2007 and 2006	4

Consolidated Balance Sheets - September 30, 2007 and December 31, 2006	5

Consolidated Statements of Cash Flows - Nine Months Ended September 30, 2007 and 2006	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended September 30, 2007 and 2006	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Nine Months Ended September 30, 2007 and 2006	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share - Three Months Ended September 30, 2007 and 2006	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended September 30, 2007 and 2006	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share - Nine Months Ended September 30, 2007 and 2006	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Nine Months Ended September 30, 2007 and 2006	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Nine Months Ended September 30, 2007 and 2006	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Nine Months Ended September 30, 2007 and 2006	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Nine Months Ended September 30, 2007 and 2006	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Nine Months Ended September 30, 2007 and 2006	16

Exelon Generation Statistics - Three Months Ended September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006	17

Exelon Generation Statistics - Nine Months Ended September 30, 2007 and 2006	18

ComEd Sales Statistics - Three Months Ended September 30, 2007 and 2006	19

ComEd Sales Statistics - Nine Months Ended September 30, 2007 and 2006	20

PECO Sales Statistics - Three Months Ended September 30, 2007 and 2006	21

PECO Sales Statistics - Nine Months Ended September 30, 2007 and 2006	22

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended September 30, 2007
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,837	$1,758	$1,459	$(1,022)	$5,032

Operating expenses
Purchased power	808	1,100	683	(1,023)	1,568
Fuel	467	—	37	(1)	503
Operating and maintenance	544	268	152	30	994
Depreciation and amortization	66	110	221	11	408
Taxes other than income	47	87	70	4	208

Total operating expenses	1,932	1,565	1,163	(979)	3,681

Operating income (loss)	905	193	296	(43)	1,351

Other income and deductions
Interest expense, net	(35)	(90)	(61)	(25)	(211)
Equity in losses of unconsolidated affiliates and investments	—	(2)	(1)	(17)	(20)
Other, net	15	4	25	74	118

Total other income and deductions	(20)	(88)	(37)	32	(113)

Income (loss) from continuing operations before income taxes	885	105	259	(11)	1,238

Income taxes	336	40	91	(8)	459

Income (loss) from continuing operations	549	65	168	(3)	779

Income (loss) from discontinued operations	(1)	—	—	2	1

Net income (loss)	$548	$65	$168	$(1)	$780

	Three Months Ended September 30, 2006
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,635	$1,840	$1,379	$(1,453)	$4,401

Operating expenses
Purchased power	826	994	624	(1,448)	996
Fuel	447	—	42	—	489
Operating and maintenance	574	210	191	109	1,084
Impairment of goodwill	—	776	—	—	776
Depreciation and amortization	71	115	204	10	400
Taxes other than income	49	83	81	5	218

Total operating expenses	1,967	2,178	1,142	(1,324)	3,963

Operating income (loss)	668	(338)	237	(129)	438

Other income and deductions
Interest expense, net	(38)	(78)	(66)	(36)	(218)
Equity in losses of unconsolidated affiliates and investments	(5)	(2)	(2)	(4)	(13)
Other, net	12	89	11	2	114

Total other income and deductions	(31)	9	(57)	(38)	(117)

Income (loss) from continuing operations before income taxes	637	(329)	180	(167)	321

Income taxes	244	177	46	(101)	366

Income (loss) from continuing operations	393	(506)	134	(66)	(45)

Income from discontinued operations	1	—	—	—	1

Net income (loss)	$394	$(506)	$134	$(66)	$(44)

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Nine Months Ended September 30, 2007
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$8,181	$4,668	$4,228	$(2,715)	$14,362

Operating expenses
Purchased power	1,939	2,906	1,796	(2,710)	3,931
Fuel	1,374	—	422	(1)	1,795
Operating and maintenance	1,801	778	446	89	3,114
Depreciation and amortization	199	327	591	29	1,146
Taxes other than income	135	243	212	13	603

Total operating expenses	5,448	4,254	3,467	(2,580)	10,589

Operating income (loss)	2,733	414	761	(135)	3,773

Other income and deductions
Interest expense, net	(100)	(259)	(188)	(91)	(638)
Equity in earnings (losses) of unconsolidated affiliates and investments	2	(6)	(5)	(80)	(89)
Other, net	68	10	36	110	224

Total other income and deductions	(30)	(255)	(157)	(61)	(503)

Income (loss) from continuing operations before income taxes	2,703	159	604	(196)	3,270

Income taxes	1,021	61	212	(187)	1,107

Income (loss) from continuing operations	1,682	98	392	(9)	2,163

Income from discontinued operations	4	—	—	6	10

Net income (loss)	$1,686	$98	$392	$(3)	$2,173

	Nine Months Ended September 30, 2006
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$7,069	$4,720	$3,933	$(3,762)	$11,960

Operating expenses
Purchased power	1,607	2,623	1,611	(3,749)	2,092
Fuel	1,484	—	445	(1)	1,928
Operating and maintenance	1,682	644	479	184	2,989
Impairment of goodwill	—	776	—	—	776
Depreciation and amortization	210	320	547	58	1,135
Taxes other than income	133	234	198	17	582

Total operating expenses	5,116	4,597	3,280	(3,491)	9,502

Operating income (loss)	1,953	123	653	(271)	2,458

Other income and deductions
Interest expense, net	(120)	(230)	(202)	(111)	(663)
Equity in losses of unconsolidated affiliates and investments	(9)	(8)	(7)	(50)	(74)
Other, net	31	90	16	68	205

Total other income and deductions	(98)	(148)	(193)	(93)	(532)

Income (loss) from continuing operations before income taxes	1,855	(25)	460	(364)	1,926

Income taxes	696	300	140	(207)	929

Income (loss) from continuing operations	1,159	(325)	320	(157)	997

Income (loss) from discontinued operations	4	—	—	(1)	3

Net income (loss)	$1,163	$(325)	$320	$(158)	$1,000

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$2,837	$2,635	$202	$8,181	$7,069	$1,112

Operating expenses
Purchased power	808	826	(18)	1,939	1,607	332
Fuel	467	447	20	1,374	1,484	(110)
Operating and maintenance	544	574	(30)	1,801	1,682	119
Depreciation and amortization	66	71	(5)	199	210	(11)
Taxes other than income	47	49	(2)	135	133	2

Total operating expenses	1,932	1,967	(35)	5,448	5,116	332

Operating income	905	668	237	2,733	1,953	780

Other income and deductions
Interest expense, net	(35)	(38)	3	(100)	(120)	20
Equity in earnings (losses) of investments	—	(5)	5	2	(9)	11
Other, net	15	12	3	68	31	37

Total other income and deductions	(20)	(31)	11	(30)	(98)	68

Income from continuing operations before income taxes	885	637	248	2,703	1,855	848

Income taxes	336	244	92	1,021	696	325

Income from continuing operations	549	393	156	1,682	1,159	523

Income (loss) from discontinued operations	(1)	1	(2)	4	4	—

Net income	$548	$394	$154	$1,686	$1,163	$523

	ComEd

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$1,758	$1,840	$(82)	$4,668	$4,720	$(52)

Operating expenses
Purchased power	1,100	994	106	2,906	2,623	283
Operating and maintenance	268	210	58	778	644	134
Impairment of goodwill	—	776	(776)	—	776	(776)
Depreciation and amortization	110	115	(5)	327	320	7
Taxes other than income	87	83	4	243	234	9

Total operating expenses	1,565	2,178	(613)	4,254	4,597	(343)

Operating income (loss)	193	(338)	531	414	123	291

Other income and deductions
Interest expense, net	(90)	(78)	(12)	(259)	(230)	(29)
Equity in losses of unconsolidated affiliates	(2)	(2)	—	(6)	(8)	2
Other, net	4	89	(85)	10	90	(80)

Total other income and deductions	(88)	9	(97)	(255)	(148)	(107)

Income (loss) from continuing operations before income taxes	105	(329)	434	159	(25)	184

Income taxes	40	177	(137)	61	300	(239)

Net income (loss)	$65	$(506)	$571	$98	$(325)	$423

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$1,459	$1,379	$80	$4,228	$3,933	$295

Operating expenses
Purchased power	683	624	59	1,796	1,611	185
Fuel	37	42	(5)	422	445	(23)
Operating and maintenance	152	191	(39)	446	479	(33)
Depreciation and amortization	221	204	17	591	547	44
Taxes other than income	70	81	(11)	212	198	14

Total operating expenses	1,163	1,142	21	3,467	3,280	187

Operating income	296	237	59	761	653	108

Other income and deductions
Interest expense, net	(61)	(66)	5	(188)	(202)	14
Equity in losses of unconsolidated affiliates	(1)	(2)	1	(5)	(7)	2
Other, net	25	11	14	36	16	20

Total other income and deductions	(37)	(57)	20	(157)	(193)	36

Income from continuing operations before income taxes	259	180	79	604	460	144

Income taxes	91	46	45	212	140	72

Net income	$168	$134	$34	$392	$320	$72

	Other (a)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$(1,022)	$(1,453)	$431	$(2,715)	$(3,762)	$1,047

Operating expenses
Purchased power	(1,023)	(1,448)	425	(2,710)	(3,749)	1,039
Fuel	(1)	—	(1)	(1)	(1)	—
Operating and maintenance	30	109	(79)	89	184	(95)
Depreciation and amortization	11	10	1	29	58	(29)
Taxes other than income	4	5	(1)	13	17	(4)

Total operating expenses	(979)	(1,324)	345	(2,580)	(3,491)	911

Operating loss	(43)	(129)	86	(135)	(271)	136

Other income and deductions
Interest expense, net	(25)	(36)	11	(91)	(111)	20
Equity in losses of unconsolidated affiliates and investments	(17)	(4)	(13)	(80)	(50)	(30)
Other, net	74	2	72	110	68	42

Total other income and deductions	32	(38)	70	(61)	(93)	32

Loss from continuing operations before income taxes	(11)	(167)	156	(196)	(364)	168

Income taxes	(8)	(101)	93	(187)	(207)	20

Loss from continuing operations	(3)	(66)	63	(9)	(157)	148

Income (loss) from discontinued operations	2	—	2	6	(1)	7

Net loss	$(1)	$(66)	$65	$(3)	$(158)	$155

(a)	Other includes eliminating and consolidating adjustments, Exelon's corporate operations, shared service entities, Exelon Enterprises Company, LLC and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	September 30, 2007	December 31, 2006
Current assets
Cash and cash equivalents	$440	$224
Restricted cash and investments	74	58
Accounts receivable, net
Customer	2,077	1,747
Other	480	462
Mark-to-market derivative assets	709	1,418
Inventories, at average cost
Fossil fuel	279	300
Materials and supplies	452	431
Other	682	352

Total current assets	5,193	4,992

Property, plant and equipment, net	23,652	22,775

Deferred debits and other assets
Regulatory assets	5,238	5,808
Nuclear decommissioning trust funds	6,918	6,415
Investments	737	810
Goodwill	2,641	2,694
Mark-to-market derivative assets	232	171
Other	1,108	654

Total deferred debits and other assets	16,874	16,552

Total assets	$45,719	$44,319

Liabilities and shareholders' equity
Current liabilities
Short-term borrowings	$485	$305
Long-term debt due within one year	916	248
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	595	581
Accounts payable	1,326	1,382
Mark-to-market derivative liabilities	649	1,015
Accrued expenses	1,060	1,180
Other	507	1,084

Total current liabilities	5,538	5,795

Long-term debt	9,596	8,896
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	1,591	2,470
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,403	5,340
Asset retirement obligations	3,775	3,780
Pension obligations	700	747
Non-pension postretirement benefits obligations	1,837	1,817
Spent nuclear fuel obligation	986	950
Regulatory liabilities	3,344	3,025
Mark-to-market derivative liabilities	309	78
Other	1,587	782

Total deferred credits and other liabilities	17,941	16,519

Total liabilities	35,211	34,225

Preferred securities of subsidiaries	87	87

Shareholders' equity
Common stock	8,498	8,314
Treasury stock, at cost	(1,838)	(630)
Retained earnings	4,989	3,426
Accumulated other comprehensive loss	(1,228)	(1,103)

Total shareholders' equity	10,421	10,007

Total liabilities and shareholders' equity	$45,719	$44,319

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities
Net income	$2,173	$1,000
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	1,643	1,621
Deferred income taxes and amortization of investment tax credits	(33)	(20)
Net realized and unrealized mark-to-market transactions	97	(116)
Impairment of long-lived assets	—	893
Other non-cash operating activities	521	164
Changes in assets and liabilities:
Accounts receivable	(475)	172
Inventories	4	(23)
Accounts payable, accrued expenses and other current liabilities	64	(307)
Counterparty collateral asset	(135)	236
Counterparty collateral liability	(255)	159
Income taxes	209	64
Restricted cash	(19)	—
Pension and non-pension postretirement benefit contributions	(66)	(49)
Other assets and liabilities	(215)	(241)

Net cash flows provided by operating activities	3,513	3,553

Cash flows from investing activities
Capital expenditures	(1,892)	(1,752)
Proceeds from nuclear decommissioning trust fund sales	3,733	3,584
Investment in nuclear decommissioning trust funds	(3,928)	(3,808)
Proceeds from sale of investments	95	2
Change in restricted cash	3	12
Other investing activities	(76)	(72)

Net cash flows used in investing activities	(2,065)	(2,034)

Cash flows from financing activities
Issuance of long-term debt	1,586	920
Retirement of long-term debt	(229)	(64)
Retirement of long-term debt to financing affiliates	(840)	(691)
Change in short-term debt	180	(837)
Dividends paid on common stock	(889)	(803)
Proceeds from employee stock plans	182	149
Purchase of treasury stock	(1,208)	(54)
Purchase of forward contract in relation to certain treasury stock	(79)	—
Other financing activities	65	—

Net cash flows used in financing activities	(1,232)	(1,380)

Increase in cash and cash equivalents	216	139
Cash and cash equivalents at beginning of period	224	140

Cash and cash equivalents at end of period	$440	$279

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30, 2007				Three Months Ended September 30, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$5,032	$125	(b),(c)	$5,157	$4,401	$(2	) (c)	$4,399

Operating expenses
Purchased power	1,568	(28	) (c)	1,540	996	54	(c)	1,050
Fuel	503	32	(c)	535	489	37	(c)	526
Operating and maintenance	994	(10	) (d),(e)	984	1,084	(143	) (d),(g),(h)	941
Impairment of goodwill	—	—		—	776	(776	) (i)	—
Depreciation and amortization	408	—		408	400	(2	) (g)	398
Taxes other than income	208	—		208	218	—		218

Total operating expenses	3,681	(6)		3,675	3,963	(830)		3,133

Operating income	1,351	131		1,482	438	828		1,266

Other income and deductions
Interest expense, net	(211)	1	(d)	(210)	(218)	2	(d)	(216)
Equity in losses of unconsolidated affiliates and investments	(20)	17	(d)	(3)	(13)	4	(d)	(9)
Other, net	118	(74	) (d)	44	114	(83	) (d),(j)	31

Total other income and deductions	(113)	(56)		(169)	(117)	(77)		(194)

Income from continuing operations before income taxes	1,238	75		1,313	321	751		1,072

Income taxes	459	33	(b),(c),(d),(e)	492	366	16	(c),(d),(g),(h),(j)	382

Income (loss) from continuing operations	779	42		821	(45)	735		690

Income from discontinued operations	1	1	(f)	2	1	(1	) (f)	—

Net income (loss)	$780	$43		$823	$(44)	$734		$690

Earnings (loss) per average common share
Basic:
Income (loss) from continuing operations	$1.16	$0.06		$1.22	$(0.07)	$1.10		$1.03
Income (loss) from discontinued operations	—	—		—	—	—		—

Net income (loss)	$1.16	$0.06		$1.22	$(0.07)	$1.10		$1.03

Diluted:
Income (loss) from continuing operations	$1.15	$0.06		$1.21	$(0.07)	$1.09		$1.02
Income (loss) from discontinued operations	—	—		—	—	—		—

Net income (loss)	$1.15	$0.06		$1.21	$(0.07)	$1.09		$1.02

Average common shares outstanding
Basic	673			673	671			671
Diluted	678			678	671			677

Effect of adjustments on earnings (loss) per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (b)		$0.12				$—
Mark-to-market (c)		—				(0.08)
Investments in synthetic fuel-producing facilities (d)		(0.03)				0.02
Nuclear decommissioning obligation reduction (e)		(0.03)				—
Charges associated with Exelon's now terminated merger with PSEG (g)		—				0.06
2006 severance charges (h)		—				0.02
2006 impairment of ComEd's goodwill (i)		—				1.15
Recovery of debt costs at ComEd (j)		—				(0.08)

Total adjustments		$0.06				$1.09

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Exelon's economic hedging activities.
(d)	Adjustment to exclude the financial impact of Exelon's investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(e)	Adjustment to exclude the decrease in Generation's nuclear decommissioning obligation liability primarily related to the AmerGen Energy Company, LLC (AmerGen) nuclear plants.
(f)	Adjustment to exclude the settlement of separate tax matters at Generation related to Sithe Energies, Inc. (Sithe) in 2006 and 2007.
(g)	Adjustment to exclude certain costs associated with Exelon's proposed merger with Public Service Enterprise Group Incorporated (PSEG), which was terminated in September 2006.
(h)	Adjustment to exclude severance charges in 2006.
(i)	Adjustment to exclude the impairment of ComEd's goodwill in 2006.
(j)	Adjustment to exclude the one-time benefit to recover previously incurred debt costs approved by the July 2006 Illinois Commerce Commission (ICC) rate order.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30, 2007				Nine Months Ended September 30, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$14,362	$144	(b),(c)	$14,506	$11,960	$5	(c)	$11,965

Operating expenses
Purchased power	3,931	(173	) (c)	3,758	2,092	141	(c)	2,233
Fuel	1,795	40	(c)	1,835	1,928	(14	) (c)	1,914
Operating and maintenance	3,114	(85	) (b),(d),(e)	3,029	2,989	(109	) (d),(e),(h),(i)	2,880
Impairment of goodwill	—	—		—	776	(776	) (j)	—
Depreciation and amortization	1,146	—		1,146	1,135	(37	) (d),(h)	1,098
Taxes other than income	603	—		603	582	—		582

Total operating expenses	10,589	(218)		10,371	9,502	(795)		8,707

Operating income	3,773	362		4,135	2,458	800		3,258

Other income and deductions
Interest expense, net	(638)	3	(d)	(635)	(663)	14	(d),(g)	(649)
Equity in losses of unconsolidated affiliates and investments	(89)	80	(d)	(9)	(74)	50	(d)	(24)
Other, net	224	(120	) (d),(f)	104	205	(132	) (d),(h),(k)	73

Total other income and deductions	(503)	(37)		(540)	(532)	(68)		(600)

Income from continuing operations before income taxes	3,270	325		3,595	1,926	732		2,658

Income taxes	1,107	247	(b),(c),(d),(e),(f)	1,354	929	41	(c),(d),(e),(g),(h),(i),(k)	970

Income from continuing operations	2,163	78		2,241	997	691		1,688

Income (loss) from discontinued operations	10	(5	) (g)	5	3	(4	) (g)	(1)

Net income	$2,173	$73		$2,246	$1,000	$687		$1,687

Earnings per average common share
Basic:
Income from continuing operations	$3.21	$0.12		$3.33	$1.49	$1.03		$2.52
Income from discontinued operations	0.02	(0.01)		0.01	—	—		—

Net income	$3.23	$0.11		$3.34	$1.49	$1.03		$2.52

Diluted:
Income from continuing operations	$3.18	$0.12		$3.30	$1.48	$1.02		$2.50
Income from discontinued operations	0.02	(0.01)		0.01	—	—		—

Net income	$3.20	$0.11		$3.31	$1.48	$1.02		$2.50

Average common shares outstanding
Basic	673			673	670			670
Diluted	679			679	676			676

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:

2007 Illinois electric rate settlement (b)		$0.14				$—
Mark-to-market (c)		0.12				(0.11)
Investments in synthetic fuel-producing facilities (d)		(0.10)				0.08
Nuclear decommissioning obligation reduction (e)		(0.03)				(0.13)
Sale of Generation's investments in TEG and TEP (f)		(0.01)				—
Settlement of a tax matter at Generation related to Sithe (g)		(0.01)				—
Charges associated with Exelon's now terminated merger with PSEG (h)		—				0.09
2006 severance charges (i)		—				0.02
2006 impairment of ComEd's goodwill (j)		—				1.15
Recovery of debt costs at ComEd (k)		—				(0.08)

Total adjustments		$0.11				$1.02

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Exelon's economic hedging activities.
(d)	Adjustment to exclude the financial impact of Exelon's investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(e)	Adjustment to exclude the decrease in Generation's nuclear decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(f)	Adjustment to exclude the gain related to the sale of Generation's ownership interest in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP).
(g)	Adjustment to exclude the settlement of separate tax matters at Generation related to Sithe in 2006 and 2007.
(h)	Adjustment to exclude certain costs associated with Exelon's proposed merger with PSEG, which was terminated in September 2006.
(i)	Adjustment to exclude severance charges in 2006.
(j)	Adjustment to exclude the impairment of ComEd's goodwill in 2006.
(k)	Adjustment to exclude the one-time benefit to recover previously incurred debt costs approved by the July 2006 ICC rate order.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

Per Diluted Share to GAAP Earnings Per Diluted Share

Three Months Ended September 30, 2007 and 2006

2006 GAAP Loss per Diluted Share	$(0.07)

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.08)
Investments in Synthetic Fuel-Producing Facilities (2)	0.02
Charges Associated with Exelon's Now Terminated Merger with PSEG (3)	0.06
2006 Severance Charges (4)	0.02
Impairment of ComEd's Goodwill (5)	1.15
Recovery of Debt Costs at ComEd (6)	(0.08)

2006 Adjusted (non-GAAP) Operating Earnings	1.02

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (7)	0.41
ComEd Energy Margins:
Weather (8)	0.01
End of Regulatory Transition Period (9)	(0.24)
Other Energy Delivery (10)	0.07
PECO Energy Margins:
Other Energy Delivery (11)	0.03
Pension and Non-Pension Postretirement Benefits Expense (12)	(0.01)
Labor and Contracting (13)	(0.05)
Planned Nuclear Refueling Outages (14)	0.02
Storm Costs (15)	0.01
Recovery of Environmental Costs at ComEd (16)	(0.04)
Depreciation and Amortization (17)	(0.01)
Reduction of a Liability Related to Property Taxes (18)	0.03
Income Taxes (19)	(0.04)

2007 Adjusted (non-GAAP) Operating Earnings	1.21

2007 Adjusted (non-GAAP) Operating Earnings Adjustments:
Investments in Synthetic Fuel-Producing Facilities (2)	0.03
2007 Illinois Electric Rate Settlement (20)	(0.12)
Nuclear Decommissioning Obligation Reduction (21)	0.03

2007 GAAP Earnings per Diluted Share	$1.15

(1)	Reflects the mark-to-market impact of Exelon's economic hedging activities.
(2)	Reflects the financial impact of Exelon's investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(3)	Reflects certain costs incurred in connection with Exelon's proposed merger with PSEG, which was terminated in September 2006.
(4)	Reflects severance charges in 2006.
(5)	Reflects impairment of ComEd's goodwill in 2006.
(6)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred debt expenses to retire debt early.
(7)	Reflects higher average margins primarily due to the end of the below-market power purchase agreement (PPA) with ComEd at year-end 2006 and the contractual increase in prices associated with Generation's PPA with PECO.
(8)	Reflects a favorable variance for weather conditions in the ComEd service territory.
(9)	Reflects reduced earnings at ComEd primarily due to the end of ComEd's regulatory transition period and associated revenues.
(10)	Reflects increased pricing for delivery service at ComEd as a result of the 2006 ICC rate order and increased transmission revenue as a result of the 2007 transmission rate case.
(11)	Reflects increased revenues at PECO primarily due to higher electric delivery volume (excluding the impact of weather).
(12)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.
(13)	Primarily reflects labor-related inflation.
(14)	Reflects decreased planned nuclear refueling outage costs, excluding the Salem Generating Station (Salem).
(15)	Reflects 2006 storm costs primarily in the PECO service territory, partially offset by increased storm costs in the ComEd service territory in 2007.
(16)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred environmental expenses associated with manufactured gas plants.
(17)	Reflects increased depreciation and amortization primarily due to increased competitive transition charge (CTC) amortization at PECO.
(18)	Reflects a reduction of a liability associated with PECO’s property taxes under the Pennsylvania Public Utility Realty Tax Act (PURTA).
(19)	Reflects the impact on net income in 2006 primarily due to changes in income tax legislation in Pennsylvania and an investment tax credit (ITC) refund at PECO.
(20)	Reflects the impact of the 2007 Illinois electric rate settlement.
(21)	Reflects a decrease in Generation's nuclear decommissioning obligation liability primarily related to the AmerGen nuclear plants.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Three Months Ended September 30, 2007 and 2006

	Generation	ComEd	PECO	Other	Exelon
2006 GAAP Earnings (Loss)	$394	$(506)	$134	$(66)	$(44)

2006 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	(56)	(1)	—	(1)	(58)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	13	13
Charges Associated with Exelon's Now Terminated Merger with PSEG (3)	2	1	3	36	42
2006 Severance Charges (4)	6	5	3	—	14
Impairment of ComEd's Goodwill (5)	—	776	—	—	776
Recovery of Debt Costs at ComEd (6)	—	(52)	—	—	(52)
Settlement of a Tax Matter at Generation Related to Sithe (7)	(1)	—	—	—	(1)

2006 Adjusted (non-GAAP) Operating Earnings (Loss)	345	223	140	(18)	690

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (8)	275	—	—	—	275
ComEd and PECO Energy Margins:
Weather (9)	—	4	—	—	4
End of Regulatory Transition Period (10)	—	(162)	—	—	(162)
Other Energy Delivery (11)	—	46	17	—	63
Pension and Non-Pension Postretirement Benefits Expense (12)	(1)	(3)	—	—	(4)
Labor and Contracting (13)	(21)	(5)	(6)	—	(32)
Planned Nuclear Refueling Outages (14)	13	—	—	—	13
Storm Costs (15)	—	(14)	24	—	10
Recovery of Environmental Costs at ComEd (16)	—	(25)	—	—	(25)
Depreciation and Amortization (17)	3	3	(13)	—	(7)
Reduction of a Liability Related to Property Taxes (18)	—	—	22	—	22
Income Taxes (19)	2	5	(22)	(10)	(25)
Interest and Other (20)	(8)	(5)	6	8	1

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	608	67	168	(20)	823

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	—	1	—	2	3
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	17	17
Settlement of a Tax Matter at Generation Related to Sithe (7)	(1)	—	—	—	(1)
2007 Illinois Electric Rate Settlement (21)	(77)	(3)	—	—	(80)
Nuclear Decommissioning Obligation Reduction (22)	18	—	—	—	18

2007 GAAP Earnings (Loss)	$548	$65	$168	$(1)	$780

(1)	Reflects the mark-to-market impact of Exelon's economic hedging activities.
(2)	Reflects the financial impact of Exelon's investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(3)	Reflects certain integration costs incurred in connection with Exelon's proposed merger with PSEG, which was terminated in September 2006.
(4)	Reflects severance charges in 2006.
(5)	Reflects impairment of ComEd's goodwill in 2006.
(6)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred debt expenses to retire debt early.
(7)	Reflects the settlement of separate tax matters at Generation related to Sithe in 2006 and 2007.
(8)	Reflects higher average margins primarily due to the end of the below-market PPA with ComEd at year-end 2006 and the contractual increase in prices associated with Generation's PPA with PECO.
(9)	Reflects favorable variance for weather conditions in the ComEd service territory.
(10)	Reflects reduced earnings at ComEd primarily due to the end of ComEd's regulatory transition period and associated revenues.
(11)	Reflects increased pricing for delivery service at ComEd as a result of the 2006 ICC rate order, increased transmission revenue as a result of ComEd's 2007 transmission rate case and higher electric delivery volume at PECO (excluding the impact of weather).
(12)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.
(13)	Primarily reflects labor-related inflation.
(14)	Reflects decreased planned nuclear refueling outage costs, excluding Salem.
(15)	Reflects 2006 storm costs primarily in the PECO service territory, partially offset by increased storm costs in the ComEd service territory in 2007.
(16)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred environmental expenses associated with manufactured gas plants.
(17)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.
(18)	Reflects a reduction of a liability associated with PECO’s property taxes under the PURTA.
(19)	Reflects the impact on net income in 2006 primarily due to changes in income tax legislation in Pennsylvania and an ITC refund at PECO.
(20)	Primarily reflects lower interest expense at Exelon.
(21)	Reflects the impact of the 2007 Illinois electric rate settlement.
(22)	Reflects a decrease in Generation's nuclear decommissioning obligation liability primarily related to the AmerGen nuclear plants.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

Per Diluted Share to GAAP Earnings Per Diluted Share

Nine Months Ended September 30, 2007 and 2006

2006 GAAP Earnings per Diluted Share	$1.48

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.11)
Investments in Synthetic Fuel-Producing Facilities (2)	0.08
Charges Associated with Exelon's Now Terminated Merger with PSEG (3)	0.09
Nuclear Decommissioning Obligation Reduction (4)	(0.13)
2006 Severance Charges (5)	0.02
Impairment of ComEd's Goodwill (6)	1.15
Recovery of Debt Costs at ComEd (7)	(0.08)

2006 Adjusted (non-GAAP) Operating Earnings	2.50

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (8)	1.22
ComEd Energy Margins:
Weather (9)	0.04
End of Regulatory Transition Period (10)	(0.49)
Other Energy Delivery (11)	0.16
PECO Energy Margins:
Weather (12)	0.05
Other Energy Delivery (13)	0.07
PJM Settlement (14)	0.04
Pension and Non-Pension Postretirement Benefits Expense (15)	(0.03)
Labor and Contracting (16)	(0.12)
Planned Nuclear Refueling Outages (17)	0.04
Storm Costs (18)	0.01
Recovery of Environmental Costs at ComEd (19)	(0.04)
Other Operating and Maintenance Expense (20)	(0.05)
Depreciation and Amortization (21)	(0.05)
Reduction of a Liability Related to Property Taxes (22)	0.03
Income Taxes (23)	(0.05)
Taxes Other Than Income and Other (24)	(0.01)
Share Differential (25)	(0.01)

2007 Adjusted (non-GAAP) Operating Earnings	3.31

2007 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.12)
Investments in Synthetic Fuel-Producing Facilities (2)	0.10
Nuclear Decommissioning Obligation Reduction (4)	0.03
Settlement of a Tax Matter at Generation Related to Sithe (26)	0.01
2007 Illinois Electric Rate Settlement (27)	(0.14)
Sale of Generation's investments in TEG and TEP (28)	0.01

2007 GAAP Earnings per Diluted Share	$3.20

(1)	Reflects the mark-to-market impact of Exelon's economic hedging activities.
(2)	Reflects the financial impact of Exelon's investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(3)	Reflects certain costs incurred in connection with Exelon's proposed merger with PSEG, which was terminated in September 2006.
(4)	Reflects a decrease in Generation's nuclear decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(5)	Reflects severance charges in 2006.
(6)	Reflects impairment of ComEd's goodwill in 2006.
(7)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred debt expenses to retire debt early.
(8)	Reflects higher average margins primarily due to the end of the below-market PPA with ComEd at year-end 2006, higher nuclear output reflecting fewer outage days and the contractual increase in prices associated with Generation's PPA with PECO.
(9)	Reflects a favorable variance for weather conditions in the ComEd service territory.
(10)	Reflects reduced earnings at ComEd primarily due to the end of ComEd's regulatory transition period and associated revenues.
(11)	Reflects increased pricing for delivery service at ComEd as a result of the 2006 ICC rate order, increased transmission revenue as a result of the 2007 transmission rate case and higher electric delivery volume (excluding the impact of weather).
(12)	Reflects a favorable variance for weather conditions in the PECO service territory.
(13)	Reflects increased revenues at PECO primarily due to higher electric delivery volume (excluding the impact of weather) and increased late payment fees at PECO.
(14)	Reflects the favorable PJM Interconnection, LLC (PJM) billing settlement with PPL Electric (PPL) approved by the Federal Energy Regulatory Commission (FERC).
(15)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.
(16)	Primarily reflects labor-related inflation.
(17)	Reflects decreased planned nuclear refueling outage costs, excluding Salem.
(18)	Reflects 2006 storm costs primarily in the PECO service territory, partially offset by increased storm costs in the ComEd service territory in 2007.
(19)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred environmental expenses associated with manufactured gas plants.
(20)	Primarily reflects increased nuclear refueling outage costs at Salem and increased advertising expense related to the end of ComEd's rate freeze.
(21)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.
(22)	Reflects a reduction of a liability associated with PECO’s property taxes under the PURTA.
(23)	Reflects the impact on net income in 2006 primarily due to changes in income tax legislation in Pennsylvania and an ITC refund at PECO.
(24)	Reflects higher utility revenue taxes at PECO and higher property taxes at Generation, partially offset by lower interest expense at Exelon.
(25)	Reflects dilution of earnings per share due to increased diluted common shares outstanding.
(26)	Reflects the settlement of a tax matter at Generation related to Sithe.
(27)	Reflects the impact of the 2007 Illinois electric rate settlement.
(28)	Reflects the gain related to the sale of Generation's ownership interest in TEG and TEP.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Nine Months Ended September 30, 2007 and 2006

	Generation	ComEd	PECO	Other	Exelon
2006 GAAP Earnings (Loss)	$1,163	$(325)	$320	$(158)	$1,000

2006 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	(79)	3	—	—	(76)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	55	55
Charges Associated with Exelon's Now Terminated Merger with PSEG (3)	8	4	10	36	58
Nuclear Decommissioning Obligation Reduction (4)	(89)	—	—	—	(89)
2006 Severance Charges (5)	7	4	3	1	15
Impairment of ComEd's Goodwill (6)	—	776	—	—	776
Recovery of Debt Costs at ComEd (7)	—	(52)	—	—	(52)

2006 Adjusted (non-GAAP) Operating Earnings (Loss)	1,010	410	333	(66)	1,687

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (8)	830	—	—	—	830
ComEd and PECO Energy Margins:
Weather (9)	—	25	32	—	57
End of Regulatory Transition Period (10)	—	(332)	—	—	(332)
Other Energy Delivery (11)	—	111	49	—	160
PJM Settlement (12)	20	—	7	—	27
Pension and Non-Pension Postretirement Benefits Expense (13)	(10)	(7)	(1)	—	(18)
Labor and Contracting (14)	(54)	(16)	(15)	—	(85)
Planned Nuclear Refueling Outages (15)	26	—	—	—	26
Storm Costs (16)	—	(14)	24	—	10
Recovery of Environmental Costs at ComEd (17)	—	(25)	—	—	(25)
Other Operating and Maintenance Expense (18)	(12)	(24)	1	—	(35)
Depreciation and Amortization (19)	5	(4)	(35)	—	(34)
Reduction of a Liability Related to Property Taxes (20)	—	—	22	—	22
Income Taxes (21)	(8)	11	(26)	(16)	(39)
Taxes Other Than Income and Other (22)	5	(19)	1	8	(5)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	1,812	116	392	(74)	2,246

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	(83)	1	—	2	(80)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	69	69
Nuclear Decommissioning Obligation Reduction (4)	18	—	—	—	18
Settlement of a Tax Matter at Generation Related to Sithe (23)	5	—	—	—	5
2007 Illinois Electric Rate Settlement (24)	(77)	(19)	—	—	(96)
Sale of Generation's investments in TEG and TEP (25)	11	—	—	—	11

2007 GAAP Earnings (Loss)	$1,686	$98	$392	$(3)	$2,173

(1)	Reflects the mark-to-market impact of Exelon's economic hedging activities.
(2)	Reflects the financial impact of Exelon's investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(3)	Reflects certain integration costs incurred in connection with Exelon's proposed merger with PSEG, which was terminated in September 2006.
(4)	Reflects a decrease in Generation's nuclear decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(5)	Reflects severance charges in 2006.
(6)	Reflects impairment of ComEd's goodwill in 2006.
(7)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred debt expenses to retire debt early.
(8)	Reflects higher average margins primarily due to the end of the below-market PPA with ComEd at year-end 2006, higher nuclear output reflecting fewer outage days and the contractual increase in prices associated with Generation's PPA with PECO.
(9)	Reflects favorable variance for weather conditions in the ComEd and PECO service territories.
(10)	Reflects reduced earnings at ComEd primarily due to the end of ComEd's regulatory transition period and associated revenues.
(11)	Reflects increased pricing for delivery service at ComEd as a result of the 2006 ICC rate order, increased transmission revenue as a result of ComEd's 2007 transmission rate case, higher electric delivery volume at ComEd and PECO (excluding the impact of weather) and increased late payment fees at PECO.
(12)	Reflects the favorable PJM billing settlement with PPL approved by FERC.
(13)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.
(14)	Primarily reflects labor-related inflation.
(15)	Reflects decreased planned nuclear refueling outage costs, excluding Salem.
(16)	Reflects 2006 storm costs primarily in the PECO service territory, partially offset by increased storm costs in the ComEd service territory in 2007.
(17)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred environmental expenses associated with manufactured gas plants.
(18)	Primarily reflects increased nuclear refueling outage costs at Salem and increased advertising expense related to the end of ComEd's rate freeze.
(19)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.
(20)	Reflects a reduction of a liability associated with PECO’s property taxes under the PURTA.
(21)	Reflects the impact on net income in 2006 primarily due to changes in income tax legislation in Pennsylvania and an ITC refund at PECO.
(22)	Reflects higher utility revenue taxes at PECO and higher property taxes at Generation, partially offset by lower interest expense at Exelon.
(23)	Reflects the settlement of a tax matter at Generation related to Sithe.
(24)	Reflects the impact of the 2007 Illinois electric rate settlement.
(25)	Reflects the gain related to the sale of Generation's ownership interest in TEG and TEP.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended September 30, 2007				Three Months Ended September 30, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,837	$122	(b)	$2,959	$2,635	$—		$2,635

Operating expenses
Purchased power	808	(32	) (c)	776	826	54	(c)	880
Fuel	467	32	(c)	499	447	37	(c)	484
Operating and maintenance	544	29	(d)	573	574	(14	) (g),(h)	560
Depreciation and amortization	66	—		66	71	—		71
Taxes other than income	47	—		47	49	—		49

Total operating expenses	1,932	29		1,961	1,967	77		2,044

Operating income	905	93		998	668	(77)		591

Other income and deductions
Interest expense, net	(35)	—		(35)	(38)	—		(38)
Equity in losses of investments	—	—		—	(5)	—		(5)
Other, net	15	—		15	12	—		12

Total other income and deductions	(20)	—		(20)	(31)	—		(31)

Income before income taxes	885	93		978	637	(77)		560

Income taxes	336	34	(b),(c),(d)	370	244	(29	) (c),(g),(h)	215

Income from continuing operations	549	59		608	393	(48)		345

Income (loss) from discontinued operations	(1)	1	(e)	—	1	(1	) (e)	—

Net income	$548	$60		$608	$394	$(49)		$345

	Nine Months Ended September 30, 2007				Nine Months Ended September 30, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$8,181	$122	(b)	$8,303	$7,069	$—		$7,069

Operating expenses
Purchased power	1,939	(177	) (c)	1,762	1,607	141	(c)	1,748
Fuel	1,374	40	(c)	1,414	1,484	(14	) (c)	1,470
Operating and maintenance	1,801	29	(d)	1,830	1,682	127	(d),(g),(h)	1,809
Depreciation and amortization	199	—		199	210	—		210
Taxes other than income	135	—		135	133	—		133

Total operating expenses	5,448	(108)		5,340	5,116	254		5,370

Operating income	2,733	230		2,963	1,953	(254)		1,699

Other income and deductions
Interest expense, net	(100)	—		(100)	(120)	7	(e)	(113)
Equity in earnings (losses) of investments	2	—		2	(9)	—		(9)
Other, net	68	(18	) (f)	50	31	4	(g)	35

Total other income and deductions	(30)	(18)		(48)	(98)	11		(87)

Income before income taxes	2,703	212		2,915	1,855	(243)		1,612

Income taxes	1,021	81	(b),(c),(d),(f)	1,102	696	(94	) (c),(d),(e),(g),(h)	602

Income from continuing operations	1,682	131		1,813	1,159	(149)		1,010

Income (loss) from discontinued operations	4	(5	) (e)	(1)	4	(4	) (e)	—

Net income	$1,686	$126		$1,812	$1,163	$(153)		$1,010

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation's economic hedging activities.
(d)	Adjustment to exclude the decrease in Generation's nuclear decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(e)	Adjustment to exclude the settlement of separate tax matters at Generation related to Sithe in 2006 and 2007.
(f)	Reflects the increase in the gain related to the first quarter 2007 sale of Generation's ownership interest in TEG and TEP.
(g)	Adjustment to exclude certain costs associated with Exelon's merger with PSEG, which was terminated in September 2006.
(h)	Adjustment to exclude severance charges in 2006.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd

	Three Months Ended September 30, 2007				Three Months Ended September 30, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,758	$3	(b),(c)	$1,761	$1,840	$(2	) (c)	$1,838

Operating expenses
Purchased power	1,100	—		1,100	994	—		994
Operating and maintenance	268	—		268	210	(10	) (d),(e)	200
Impairment of goodwill	—	—		—	776	(776	) (f)	—
Depreciation and amortization	110	—		110	115	—		115
Taxes other than income	87	—		87	83	—		83

Total operating expenses	1,565	—		1,565	2,178	(786)		1,392

Operating income (loss)	193	3		196	(338)	784		446

Other income and deductions
Interest expense, net	(90)	—		(90)	(78)	—		(78)
Equity in losses of unconsolidated affiliates	(2)	—		(2)	(2)	—		(2)
Other, net	4	—		4	89	(87	) (g)	2

Total other income and deductions	(88)	—		(88)	9	(87)		(78)

Income (loss) before income taxes	105	3		108	(329)	697		368

Income taxes	40	1	(b),(c)	41	177	(32	) (c),(d),(e),(g)	145

Net income (loss)	$65	$2		$67	$(506)	$729		$223

	Nine Months Ended September 30, 2007				Nine Months Ended September 30, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,668	$22	(b),(c)	$4,690	$4,720	$5	(c)	$4,725

Operating expenses
Purchased power	2,906	—		2,906	2,623	—		2,623
Operating and maintenance	778	(8	) (b)	770	644	(13	) (d),(e)	631
Impairment of goodwill	—	—		—	776	(776	) (f)	—
Depreciation and amortization	327	—		327	320	—		320
Taxes other than income	243	—		243	234	—		234

Total operating expenses	4,254	(8)		4,246	4,597	(789)		3,808

Operating income	414	30		444	123	794		917

Other income and deductions
Interest expense, net	(259)	—		(259)	(230)	—		(230)
Equity in losses of unconsolidated affiliates	(6)	—		(6)	(8)	—		(8)
Other, net	10	—		10	90	(87	) (g)	3

Total other income and deductions	(255)	—		(255)	(148)	(87)		(235)

Income (loss) before income taxes	159	30		189	(25)	707		682

Income taxes	61	12	(b),(c)	73	300	(28	) (c),(d),(e),(g)	272

Net income (loss)	$98	$18		$116	$(325)	$735		$410

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of ComEd's economic hedging activities.
(d)	Adjustment to exclude certain costs associated with Exelon's merger with PSEG, which was terminated in September 2006.
(e)	Adjustment to exclude severance charges in 2006.
(f)	Adjustment to exclude the impairment of ComEd's goodwill in 2006.
(g)	Adjustment to exclude the one-time benefit to recover previously incurred debt costs approved by the July 2006 ICC rate order.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30, 2007			Three Months Ended September 30, 2006
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,459	$—	$1,459	$1,379	$—		$1,379

Operating expenses
Purchased power	683	—	683	624	—		624
Fuel	37	—	37	42	—		42
Operating and maintenance	152	—	152	191	(6	) (b),(c)	185
Depreciation and amortization	221	—	221	204	(2	) (b)	202
Taxes other than income	70	—	70	81	—		81

Total operating expenses	1,163	—	1,163	1,142	(8)		1,134

Operating income	296	—	296	237	8		245

Other income and deductions
Interest expense, net	(61)	—	(61)	(66)	—		(66)
Equity in losses of unconsolidated affiliates	(1)	—	(1)	(2)	—		(2)
Other, net	25	—	25	11	—		11

Total other income and deductions	(37)	—	(37)	(57)	—		(57)

Income before income taxes	259	—	259	180	8		188

Income taxes	91	—	91	46	2	(b),(c)	48

Net income	$168	$—	$168	$134	$6		$140

	Nine Months Ended September 30, 2007			Nine Months Ended September 30, 2006
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,228	$—	$4,228	$3,933	$—		$3,933

Operating expenses
Purchased power	1,796	—	1,796	1,611	—		1,611
Fuel	422	—	422	445			445
Operating and maintenance	446	—	446	479	(11	) (b),(c)	468
Depreciation and amortization	591	—	591	547	(9	) (b)	538
Taxes other than income	212	—	212	198	—		198

Total operating expenses	3,467	—	3,467	3,280	(20)		3,260

Operating income	761	—	761	653	20		673

Other income and deductions
Interest expense, net	(188)	—	(188)	(202)	—		(202)
Equity in losses of unconsolidated affiliates	(5)	—	(5)	(7)	—		(7)
Other, net	36	—	36	16	—		16

Total other income and deductions	(157)	—	(157)	(193)	—		(193)

Income before income taxes	604	—	604	460	20		480

Income taxes	212	—	212	140	7	(b),(c)	147

Net income	$392	$—	$392	$320	$13		$333

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with Exelon's merger with PSEG, which was terminated in September 2006.
(c)	Adjustment to exclude severance charges in 2006.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other
	Three Months Ended September 30, 2007				Three Months Ended September 30, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(1,022)	$—		$(1,022)	$(1,453)	$—		$(1,453)

Operating expenses
Purchased power	(1,023)	4	(b)	(1,019)	(1,448)	—		(1,448)
Fuel	(1)	—		(1)	—	—		—
Operating and maintenance	30	(39	) (c)	(9)	109	(113	) (c),(d)	(4)
Depreciation and amortization	11	—		11	10	—		10
Taxes other than income	4	—		4	5	—		5

Total operating expenses	(979)	(35)		(1,014)	(1,324)	(113)		(1,437)

Operating loss	(43)	35		(8)	(129)	113		(16)

Other income and deductions
Interest expense, net	(25)	1	(c)	(24)	(36)	2	(c)	(34)
Equity in losses of unconsolidated affiliates and investments	(17)	17	(c)	—	(4)	4	(c)	—
Other, net	74	(74	) (c)	—	2	4	(c)	6

Total other income and deductions	32	(56)		(24)	(38)	10		(28)

Loss from continuing operations before income taxes	(11)	(21)		(32)	(167)	123		(44)

Income taxes	(8)	(2	) (b),(c)	(10)	(101)	75	(c),(d)	(26)

Loss from continuing operations	(3)	(19)		(22)	(66)	48		(18)

Income from discontinued operations	2	—		2	—	—		—

Net loss	$(1)	$(19)		$(20)	$(66)	$48		$(18)

	Nine Months Ended September 30, 2007				Nine Months Ended September 30, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(2,715)	$—		$(2,715)	$(3,762)	$—		$(3,762)

Operating expenses
Purchased power	(2,710)	4	(b)	(2,706)	(3,749)	—		(3,749)
Fuel	(1)	—		(1)	(1)	—		(1)
Operating and maintenance	89	(106	) (c)	(17)	184	(212	) (c),(d),(e)	(28)
Depreciation and amortization	29	—		29	58	(28	) (c)	30
Taxes other than income	13	—		13	17	—		17

Total operating expenses	(2,580)	(102)		(2,682)	(3,491)	(240)		(3,731)

Operating loss	(135)	102		(33)	(271)	240		(31)

Other income and deductions
Interest expense, net	(91)	3	(c)	(88)	(111)	7	(c)	(104)
Equity in losses of unconsolidated affiliates and investments	(80)	80	(c)	—	(50)	50	(c)	—
Other, net	110	(102	) (c)	8	68	(49	) (c)	19

Total other income and deductions	(61)	(19)		(80)	(93)	8		(85)

Loss from continuing operations before income taxes	(196)	83		(113)	(364)	248		(116)

Income taxes	(187)	154	(b),(c)	(33)	(207)	156	(c),(d),(e)	(51)

Loss from continuing operations	(9)	(71)		(80)	(157)	92		(65)

Income (loss) from discontinued operations	6	—		6	(1)	—		(1)

Net loss	$(3)	$(71)		$(74)	$(158)	$92		$(66)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon's economic hedging activities.
(c)	Adjustment to exclude the financial impact of Exelon's investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(d)	Adjustment to exclude certain costs associated with Exelon's merger with PSEG, which was terminated in September 2006.
(e)	Adjustment to exclude severance charges in 2006.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
Supply (in GWhs)
Nuclear	36,356	34,350	35,357	34,810	35,867
Purchased Power—Generation	11,689	8,579	8,683	9,085	13,341
Fossil and Hydro	3,067	2,859	2,994	2,860	3,794

Power Team Supply	51,112	45,788	47,034	46,755	53,002

	Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
Electric Sales (in GWhs)
ComEd	6,628	5,146	5,926	18,173	22,566
PECO	11,374	9,732	10,279	9,383	11,361
Market and Retail	33,110	30,910	30,829	19,199	19,075

Total Electric Sales (a) (b)	51,112	45,788	47,034	46,755	53,002

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$64.57	$64.13	$64.12	$30.26	$39.31
PECO	51.96	51.07	46.70	45.29	47.71
Market and Retail (c)	56.00	54.38	53.07	47.76	54.21
Total Electric Sales	56.21	54.77	53.07	40.47	46.47

Average Purchased Power and Fuel Cost (d)	$23.61	$18.80	$16.46	$15.66	$24.38

Average Margin (d)	$32.60	$35.97	$36.61	$24.81	$22.09

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$63.34	$57.61	$59.82	$41.66	$58.15
NiHub	47.02	44.39	44.80	37.77	46.15

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 5,667 GWhs, 4,775 GWhs, 5,101 GWhs, 8,029 GWhs and 8,909 GWhs for the three months ended September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively.
(c)	Represents wholesale and retail sales that exclude revenues related to tolling agreements of $52 million for the three months ended September 30, 2006.
(d)	Excludes the mark-to-market impact of Generation's economic hedging activities.
(e)	Represents the average for the quarter.

EXELON CORPORATION

Exelon Generation Statistics

Nine Months Ended September 30, 2007 and 2006

	September 30, 2007	September 30, 2006
Supply (in GWhs)
Nuclear	106,063	104,800
Purchased Power—Generation	28,951	29,211
Fossil and Hydro	8,920	9,914

Power Team Supply	143,934	143,925

	September 30, 2007	September 30, 2006
Electric Sales (in GWhs)
ComEd	17,700	61,559
PECO	31,385	30,238
Market and Retail Sales	94,849	52,128

Total Electric Sales (a) (b)	143,934	143,925

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$64.29	$37.56
PECO	49.96	45.87
Market (c)	54.52	52.24
Total Electric Sales	54.73	44.62

Average Purchased Power and Fuel Cost (d)	$19.75	$19.48

Average Margin (d)	$34.98	$25.14

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$60.26	$54.21
NiHub	45.40	42.64

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 15,543 GWhs and 23,663 GWhs for the nine months ended September 30, 2007 and 2006, respectively.
(c)	Represents wholesale and retail sales that exclude revenues related to tolling agreements of $86 million for the nine months ended September 30, 2006.
(d)	Excludes the mark-to-market impact of Generation's economic hedging activities.
(e)	Represents the average for the quarter.

EXELON CORPORATION

ComEd Sales Statistics

Three Months Ended September 30, 2007 and 2006

	Electric Deliveries (in GWhs)					Revenue (in millions)
	2007		2006		% Change	2007		2006		% Change
Full Service (a)
Residential	8,997		8,656		3.9%	$987		$802		23.1%
Small Commercial & Industrial	4,330		6,917		(37.4)%	438		584		(25.0)%
Large Commercial & Industrial	351		3,032		(88.4)%	29		181		(84.0)%
Public Authorities	167		577		(71.1)%	15		36		(58.3)%

Total Full Service	13,845		19,182		(27.8)%	1,469		1,603		(8.4)%

PPO (b)
Small Commercial & Industrial	—		144		(100.0)%	—		15		(100.0)%
Large Commercial & Industrial	—		55		(100.0)%	—		5		(100.0)%

	—		199		(100.0)%	—		20		(100.0)%

Delivery Only (c)
Residential	(d	)	(d	)		(d	)	(d	)
Small Commercial & Industrial	4,927		1,748		181.9%	74		28		164.3%
Large Commercial & Industrial	7,307		4,553		60.5%	75		48		56.3%
Public Authorities & Electric Railroads	126		—		n.m.	1		—		n.m.

	12,360		6,301		96.2%	150		76		97.4%

Total PPO and Delivery Only	12,360		6,500		90.2%	150		96		56.3%

Total Retail	26,205		25,682		2.0%	1,619		1,699		(4.7)%

Other Revenue (e)						139		141		(1.4)%

Total Revenues						$1,758		$1,840		(4.5)%

Purchased Power						$1,100		$994		10.7%

Heating and Cooling Degree-Days	2007		2006		Normal
Heating Degree-Days	57		115		127
Cooling Degree-Days	746		710		603

(a)	Full service reflects deliveries to customers taking electric service under tariff rates which include the cost of electricity and the cost of the transmission and distribution of the electricity.
(b)	Revenue from customers choosing ComEd's power purchase option includes an energy charge at market rates, transmission and distribution charges, and a CTC through December 31, 2006.
(c)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge, and a CTC through December 31, 2006.
(d)	All ComEd customers have the choice to purchase electricity from a competitive electric generation supplier. This choice does not impact the volume of deliveries, but affects revenue collected from customers related to supplied electricity and generation service. As of September 30, 2007, two competitive electric generation suppliers had been granted approval to serve residential customers in the ComEd service territory. However, they are not currently supplying electricity to any residential customers.
(e)	Other revenue includes transmission revenue from PJM, sales to municipalities, other wholesale energy sales and economic hedge derivative contracts.
n.m.	- Not meaningful

EXELON CORPORATION

ComEd Sales Statistics

Nine Months Ended September 30, 2007 and 2006

	Electric Deliveries (in GWhs)					Revenue (in millions)
	2007		2006		% Change	2007		2006		% Change
Full Service (a)
Residential	22,445		21,577		4.0%	$2,409		$1,899		26.9%
Small Commercial & Industrial	12,758		17,945		(28.9)%	1,253		1,423		(11.9)%
Large Commercial & Industrial	1,596		7,641		(79.1)%	125		421		(70.3)%
Public Authorities	563		1,692		(66.7)%	49		104		(52.9)%

Total Full Service	37,362		48,855		(23.5)%	3,836		3,847		(0.3)%

PPO (b)
Small Commercial & Industrial	16		2,467		(99.4)%	1		177		(99.4)%
Large Commercial & Industrial	34		2,253		(98.5)%	3		137		(97.8)%

	50		4,720		(98.9)%	4		314		(98.7)%

Delivery Only (c)
Residential	(d	)	(d	)		(d	)	(d	)
Small Commercial & Industrial	12,813		3,933		n.m.	193		61		n.m.
Large Commercial & Industrial	20,514		11,276		81.9%	209		115		81.7%
Public Authorities & Electric Railroads	394		—		n.m.	4		—		n.m.

	33,721		15,209		121.7%	406		176		130.7%

Total PPO and Delivery Only	33,771		19,929		69.5%	410		490		(16.3)%

Total Retail	71,133		68,784		3.4%	4,246		4,337		(2.1)%

Other Revenue (e)						422		383		10.2%

Total Revenues						$4,668		$4,720		(1.1)%

Purchased Power						$2,906		$2,623		10.8%

Heating and Cooling Degree-Days	2007		2006		Normal
Heating Degree-Days	3,882		3,473		4,187
Cooling Degree-Days	1,055		922		820

(a)	Full service reflects deliveries to customers taking electric service under tariff rates which include the cost of electricity and the cost of the transmission and distribution of the electricity.
(b)	Revenue from customers choosing ComEd's power purchase option includes an energy charge at market rates, transmission and distribution charges, and a CTC through December 31, 2006.
(c)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge, and a CTC through December 31, 2006.
(d)	All ComEd customers have the choice to purchase electricity from a competitive electric generation supplier. This choice does not impact the volume of deliveries, but affects revenue collected from customers related to supplied electricity and generation service. As of September 30, 2007, two competitive electric generation suppliers had been granted approval to serve residential customers in the ComEd service territory. However, they are not currently supplying electricity to any residential customers.
(e)	Other revenue includes transmission revenue from PJM, sales to municipalities, other wholesale energy sales and economic hedge derivative contracts.

n.m. - Not meaningful

EXELON CORPORATION

PECO Sales Statistics

Three Months Ended September 30, 2007 and 2006

	Electric and Gas Deliveries			Revenue (in millions)
	2007	2006	% Change	2007	2006	% Change
Electric (in GWhs)
Full Service (a)
Residential	3,889	3,787	2.7%	$611	$570	7.2%
Small Commercial & Industrial	2,255	2,146	5.1%	299	276	8.3%
Large Commercial & Industrial	4,484	4,455	0.7%	373	363	2.8%
Public Authorities & Electric Railroads	249	217	14.7%	23	21	9.5%

Total Full Service	10,877	10,605	2.6%	1,306	1,230	6.2%

Delivery Only (b)
Residential	12	17	(29.4)%	1	1	0.0%
Small Commercial & Industrial	158	183	(13.7)%	9	11	(18.2)%
Large Commercial & Industrial	3	4	(25.0)%	—	—	0.0%

Total Delivery Only	173	204	(15.2)%	10	12	(16.7)%

Total Electric Retail	11,050	10,809	2.2%	1,316	1,242	6.0%

Other Revenue (c)				76	68	11.8%

Total Electric Revenue				1,392	1,310	6.3%

Gas (in mmcfs)
Retail Sales	3,845	3,950	(2.7)%	60	64	(6.3)%
Transportation and Other	7,393	6,184	19.6%	7	5	40.0%

Total Gas	11,238	10,134	10.9%	67	69	(2.9)%

Total Electric and Gas Revenues				$1,459	$1,379	5.8%

Purchased Power				$683	$624	9.5%
Fuel				37	42	(11.9)%

Total Purchased Power and Fuel				$720	$666	8.1%

Heating and Cooling Degree-Days	2007	2006	Normal
Heating Degree-Days	19	34	41
Cooling Degree-Days	1,005	969	900

(a)	Full service reflects deliveries to customers taking electric service under tariff rates, which include the cost of electricity, the cost of transmission and distribution of the electricity and a CTC.
(b)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge and a CTC.
(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other revenues.

EXELON CORPORATION

PECO Sales Statistics

Nine Months Ended September 30, 2007 and 2006

	Electric and Gas Deliveries			Revenue (in millions)
	2007	2006	% Change	2007	2006	% Change
Electric (in GWhs)
Full Service (a)
Residential	10,267	9,703	5.8%	$1,505	$1,365	10.3%
Small Commercial & Industrial	6,319	5,899	7.1%	803	722	11.2%
Large Commercial & Industrial	12,445	12,032	3.4%	1,043	978	6.6%
Public Authorities & Electric Railroads	683	689	(0.9)%	66	63	4.8%

Total Full Service	29,714	28,323	4.9%	3,417	3,128	9.2%

Delivery Only (b)
Residential	33	50	(34.0)%	2	4	(50.0)%
Small Commercial & Industrial	446	528	(15.5)%	24	29	(17.2)%
Large Commercial & Industrial	10	32	(68.8)%	—	1	(100.0)%

Total Delivery Only	489	610	(19.8)%	26	34	(23.5)%

Total Electric Retail	30,203	28,933	4.4%	3,443	3,162	8.9%

Other Revenue (c)				208	185	12.4%

Total Electric Revenue				3,651	3,347	9.1%

Gas (in mmcfs)
Retail Sales	41,130	35,163	17.0%	543	570	(4.7)%
Transportation and Other	20,370	19,203	6.1%	34	16	112.5%

Total Gas	61,500	54,366	13.1%	577	586	(1.5)%

Total Electric and Gas Revenues				$4,228	$3,933	7.5%

Purchased Power				$1,796	$1,611	11.5%
Fuel				422	445	(5.2)%

Total Purchased Power and Fuel				$2,218	$2,056	7.9%

Heating and Cooling Degree-Days	2007	2006	Normal
Heating Degree-Days	3,031	2,556	3,088
Cooling Degree-Days	1,403	1,297	1,216

(a)	Full service reflects deliveries to customers taking electric service under tariff rates, which include the cost of electricity, the cost of transmission and distribution of the electricity and a CTC.
(b)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge and a CTC.
(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other revenues.